FSI MERGER CORP.
                      INVESTORS' SUBSCRIPTION AGREEMENT
                     ---------------------------------


     This Investors Subscription Agreement (the "Agreement") is entered into
                                                 ---------
as of the 21st day of January, 1998 by and between FSI MERGER CORP., a Dela-ware corporation ("the "Company") and (i) each of the investors listed on
                        -------
Exhibit A attached hereto (individually, an "Equity Investor" and
---------                                    ---------------
collectively, the "Equity Investors") and (ii) those persons listed on
                   ----------------
Exhibit B (individually, an "Individual Investor" and with (i) above,
                             -------------------
"Investors").
 ---------

     WHEREAS, the Company has been established to enable the Investors to make an investment in Fisher Scientific International Inc. ("Fisher"), a
                                                             ------
Delaware   corporation,   through   a   recapitalization   transaction   (the
"Transaction"), pursuant to that certain Second Amended and Restated
 -----------
Agreement and Plan of Merger, dated as of November 14, 1997, as amended (the "Merger Agreement"), by and between Fisher and the Company; and
 ----------------

     WHEREAS, the Investors wish to purchase from the Company and the Company
wishes to issue and sell to such   Investors, shares of the Company's capital
stock, subject to the terms and conditions of this Agreement;

     NOW,   THEREFORE,   in    consideration   of   the   mutual    promises,
representations, warranties, covenants and conditions set forth in this Agreement, the parties to this Agree-ment, intending to be legally bound, mutually agree as follows:


                             ARTICLE I

                      Purchase and Sale of Shares
                      ---------------------------

     1.1   Sale and Issuance of Shares.  Subject to the terms and conditions of
           ---------------------------
this Agreement, each Investor hereby subscribes for and agrees to purchase at the Closing (as herein defined), and the Company does hereby agree to sell to each Investor at the Closing, the aggregate number of shares of the Company's Common Stock, par value $.01 per share ("Voting Common Stock") and
                                                   -------------------
shares of the Company's Non-Voting Common Stock, par value $.01 per share ("Non-Voting Common Stock" and together with Voting Common Stock, "Common
  -----------------------                                          ------
Stock") set forth opposite each Investor's name on Exhibits A and B
-----                                              -----------------
(collectively, the "Shares") at a purchase price of $48.25 per share
                    ------
of Common Stock for the total consideration set forth opposite each
Investor's name on Exhibits A and B.  Each Investor hereby acknowledges that
                   ----------------
the number of Shares set forth opposite its name on Exhibits A and B
                                                    ----------------
constitutes the full, entire and correct number of Shares to be purchased by it pursuant to this Agreement for the amount of  consideration set forth next  to the name of such  Investor on Exhibits A and B.
                                       ----------------


     1.2  Delivery of Purchase Price.  In consideration of and in exchange
          --------------------------
for the Shares to be purchased hereunder, each Investor shall deliver to the Company at the Closing (as hereinafter defined), the aggregate purchase price set forth opposite such Investors' name on Exhibits A and B
                                                           ----------------
(the "Purchase Price"), payable by wire transfer of immediately available
      --------------
funds.

     1.3  Closing.  The closing of the purchase and sale of the Shares (the
          -------
"Closing") shall occur immediately prior to the closing of the Merger (as
 -------
defined below) and shall occur at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, or at such other time and place as the Company and the Investors may agree (the "Closing Date"). In consider
                                              ------------
ation of the purchase by each Investor of the Shares and the payment of the Purchase Price therefor, the Company shall deliver to each Investor at the Closing a certificate or certificates evidencing the number of Shares purchased by each Investor , as set forth on Exhibits A and B.
                                             ----------------

     1.4  Merger.  Immediately following the Closing hereunder, the Company
          ------
will be merged (the "Merger") with and into Fisher with Fisher surviving the
                     ------
Merger (the "Surviving Corporation").  In the Merger, all the Shares held by
             ---------------------
the Investors will be converted into shares of capital stock in the Surviving Corporation on a one-for-one basis, with the result that, immediately following the Merger, the Investors shall hold (together with shares purchased directly pursuant to the Merger Agreement) that number of shares of capital stock in the Surviving Corporation, and such shares of capital stock after such conversion shall be referred to as "Shares."


                             ARTICLE II

              Representations and Warranties of the Company
              ---------------------------------------------

     The Company represents and warrants to each Investor that:

     2.1  Organization and Standing.  The Company is a corporation duly
          -------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.

    2.2  Capitalization.  Immediately prior to the Closing, the authorized
         --------------
capital of the Company consists of (or will consist of at the Closing) 6,000,000 shares of Voting Common Stock, par value $.01 per share and 1,000,000 shares of Non-Voting Common Stock, par value $.01 per share. Immediately prior to the purchase of shares pursuant to this
Agreement,  100  shares  of the Company's Common  Stock were issued and
outstanding,  and no such shares were held in  treasury.   Immediately
prior to the Closing, there were not any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments,  other than  in connection  with this  Agreement, obligating the Company to issue, transfer or sell any shares of capital stock of the Company. Immediately after the Closing and prior to the Merger, there will be 5,471,857 shares of the Company's Voting Common Stock issued and outstanding and 807,058 shares of the Company's Non-Voting Common Stock issued and outstanding. The authorized capital of the Surviving Corporation, as of the Merger, will consist of 50,000,000 shares of Common Stock, par value $.01 per share, 15,000,000 shares of preferred stock, par value $.01 per share of which 500,000 shares are designated Series A Junior Participat-ing Preferred Stock, par value $.01 per share. As of the close of business on January 20, 1998, 20,356,764 shares of the Surviving Corporation's Common Stock were issued and outstanding, and no such shares were held in treasury. The Surviving Corporation has no shares of Preferred Stock issued and outstanding. As of January 20, 1998, except for (i) 3,555,774 shares reserved for issuance pursuant to outstanding options and rights granted under the stock plans and (ii) 500,000 shares of Junior Preferred Stock reserved for issuance upon exercise of certain rights, there are not now, and at the Effective Time there will not be, any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Surviving Corporation to issue, transfer or sell any shares of capital stock of the Surviving Corporation or any of its subsidiaries.

     2.3  Corporate Activity.  The Company was created for the sole purpose
          ------------------
of effecting the Merger and has conducted no activity and has incurred no liability (other than in connection with the Merger and its financing).

     2.4  Authorization.  All corporate action on the part of the Company
          -------------
necessary for the authorization, execution, delivery and performance of this Agreement by the Company and for the authorization, issuance and delivery of the Shares being sold under this Agreement, has been taken. This Agreement, when executed and delivered by all parties hereto, shall constitute the valid and legally binding obligation of the Company and shall be enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally and except to the extent enforceability may be limited by general equitable principles.

     2.5  Validity of Shares.  The Shares, when issued, sold and delivered
          ------------------
in accordance with the terms of this Agreement, shall be duly and validly issued, fully paid and nonassessable.

     2.6  Securities Act.  The sale of Shares in accordance with the terms
          --------------
of this Agreement (assuming the accuracy of the representations and warranties of the Investors contained in Article III hereof) is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act").
 --------

     2.7  Reservation of Shares.  The Company shall at all times reserve and
          ---------------------
keep available out of its authorized but unissued shares of Voting Common Stock or its treasury shares, solely for the purpose of issuance upon the conversion of shares of Non-Voting Common Stock, such number of shares of such class as are then issuable upon the conversion of all outstanding shares of Non-Voting Common Stock which may be converted.

     2.8  Non-Contravention.    The execution and delivery of this Agreement
          ------------------
by the Company does not, and the consummation by the Company of the transactions contemplated hereby and the performance by the Company of the obligations which it is obligated to perform hereunder will not, (a) violate any provision of the articles of association, by-laws, agreement of limited partnership or other organizational documents of the Company, (b) violate in any material respect any material law, regulation, rule, order, judgment or decree to which the Company is subject, (c) violate in any material respect, result in the termination or the acceleration of, or conflict with in any material respect or constitute a material default under, any material mortgage, indenture, lease, franchise, license, permit, agreement or instrument (each, a "Contract") to which the Company is a party or by which
                     --------
any of its assets or properties are bound.

     2.9  Consents, Approvals and Notices.  The execution and delivery of
          --------------------------------
this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby does not require any (a) material consent, authorization, order or approval of, filing or registration with, or notice to, any governmental or regulatory authority, which has not been obtained previously, or (b) material consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any party to any Contract to which the Company is a party or by which any of its assets or properties are bound, which has not been obtained previously.

     2.10 Litigation.  There is no action, suit or proceeding pending or, to
          ----------
the knowledge of the Company, threatened, before any court against the Company which challenges the validity or the propriety of the transactions contemplated by this Agreement.


                          ARTICLE III

                Representations, Warranties and
                -------------------------------
                 Agreements of the Investors
                 ---------------------------

     Each Investor represents and warrants, in each instance as to itself only and not as to any other Investor, to the Company that:

     3.1  Organization; Authority.  Each Equity Investor is duly organized,
          -----------------------
validly existing and in good standing under the laws of its jurisdiction of organization. Each Individual Investor has the legal capacity to enter into
this Agreement.   Each Investor  has the power  and authority to  execute and
deliver  this  Agreement and  to  perform  its  obligations hereunder.    The
execution  and  delivery   by  each  Investor  of  this   Agreement  and  the
consummation by such Investor of the transactions contemplated hereby have been duly authorized by all necessary action on the part of such Investor.

     3.2  Enforceability.  This Agreement, when executed and delivered by all
          --------------
parties hereto, will constitute the valid and legally binding obligation of each Investor, enforceable against each Investor in accordance with its terms, except to the extent enforceability may be limited by bankruptcy laws, insolvency laws, reorganization laws, moratorium laws or other laws affecting creditors' rights generally and except to the extent enforceability may be limited by general equitable principles. Each Individual Investor entered into and is bound by this Agreement in satisfaction of a commitment made by such Individual Investor to subscribe for the number of Shares set forth in Exhibit B for such Individual Investor prior to December 18, 1997.

     3.3  Non-Contravention.  The execution and delivery of this Agreement by
          -----------------
each Investor does not, and the consummation by such Investor of the transactions contemplated hereby and the performance by such Investor of the obligations which it is obligated to perform hereunder will not,
(a) violate any provision of the articles of association, by-laws, agreement of limited partnership or other organizational documents of such Investor, (b) violate in any material respect any material law, regulation, rule, order, judgment or decree to which such Investor is subject,
(c) violate in any material respect, result in the termination or the acceleration of, or conflict within any material respect or constitute a material default under, any material Contract to which such Investor is a party or by which any of its assets or properties are bound or (d) result in the creation of any lien or other encumbrance on any of the material assets or properties of such Investor or the loss of any material license or other material contractual right with respect thereto.

     3.4  Consents, Approvals and Notices.  The execution and delivery of this
          -------------------------------
Agreement by each Investor and the consummation by each Investor of the transactions contemplated hereby does not require any (a) material consent, authorization, order or approval of, filing or registration with, or notice to, any governmental or regulatory authority, which has not been obtained previously, or (b) material consent, authorization, approval, waiver, order, license, certificate or permit or act of or from, or notice to, any party to any Contract to which such Investor is a party or by which any of its assets or properties are bound, which has not been obtained previously.

     3.5  Litigation.  There is no action, suit or proceeding pending or, to
          ----------
the knowledge of any Investor, threatened, before any court against such
Investor which  challenges  the   validity  or  the  propriety   of  the
transactions contemplated by this Agreement.

     3.6  Investment Representations.
          --------------------------
         (a) This Agreement is made in reliance upon each Investor's representations to the Company, which by acceptance hereof each
     Investor hereby confirms, that: (i) the Shares will be acquired by such Investor for investment only, for its own account and not as a nominee or agent and not with a view to the sale or distribution of any part thereof in violation of applicable federal and state securities laws;
     and (ii) such Investor has no current intention of selling, granting participation in or otherwise distributing the Shares in violation
     of  applicable  federal  and  state  securities  laws.    By  executing
     this Agreement, each Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares in violation of applicable federal and state securities laws.

         (b) Each Investor understands that the Shares have not been registered under the 1933 Act on the basis that the sale provided for in this Agreement and the issuance of securities hereunder are exempt from registration under the 1933 Act pursuant to Section 4(2) thereof and regulations issued thereunder, and that the Company's reliance on such exemption is predicated on the representations and warranties of each Investor set forth herein.

        (c)  Each Investor  represents that it  has, either alone  or together  with the assistance  of a  "purchaser  representative"
     (as that  term  is defined  in Regulation D promulgated  under the 1933
     Act), such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Company. Each Investor further represents that it is familiar with the business and financial condition, properties, operations and prospects of the Company and that it has had access, during the course of the transactions contemplated hereby and prior to its purchase of Shares, to the same kind of information that is specified in Part I of a registration statement under the 1933 Act, and that it has had the opportunity to ask questions of, and receive answers from, the Company and the Surviving Corporation concerning the terms and conditions of the investment and to obtain additional information
     (to the extent the Company possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to such Investor or to which
     such Investor  has had access.  Each  Investor has made,   either
     alone  or  together   with  its  advisors,  such  independent
     investigation of the Company and the Surviving Corporation as each Investor deems to be, or its advisors deem to be, necessary or advisable
     in connection with this  investment.   Each Investor understands  that
     no federal or state agency has passed upon this investment or upon the Company or the Surviving Corporation, nor has any such agency made any finding or determination as to the fairness of this investment.

        (d) Each Investor represents that it will not sell, transfer or otherwise dispose of the Shares without registration under the 1933 Act and applicable state securities laws, or an exemption therefrom. Each Investor understands that, in the absence of an effective registration statement covering the Shares or an available exemption from registration under the 1933 Act and applicable state securities laws, the Shares must be held indefinitely. In particular, each Investor acknowledges that it is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the 1933 Act unless all of the conditions of such rule are met. Among the current conditions for use of Rule 144 by certain holders is the availability to the
     public  of current information about the Surviving Corporation.   Each
     Investor represents that, in the absence of an effective registration statement covering the Shares or an exemption from registration under the 1933 Act, it will sell, transfer or otherwise dispose of the Shares only in a manner consistent with its representations set forth herein and then only in accordance with the Investors' Agreement referred to in Section 6.1.

        (e) Each Investor represents that it (i) is capable of bearing the economic risk of holding the unregistered Shares for an indefinite period of time and has adequate means for providing for its current needs and contingencies, (ii) can afford to suffer a complete loss of this investment and (iii) understands all risk factors related to the purchase of the Shares.

        (f) Each Investor understands that the purchase of the Shares involves a high degree of risk, that there is no established market for the Shares and that it is not likely that any public market for the Shares will develop in the near future.

       (g) Each Investor represents that neither it nor anyone acting on its behalf has paid any commission or other remuneration to any person in connection with the purchase of the Shares.

       (h) Independent of the additional restrictions on the transfer of the shares of Common Stock contained in the Investors' Agreement referred to in Section 6.1, each Investor agrees that it will not transfer, dispose of or pledge any of the Shares other than pursuant to an effective registration statement under the 1933 Act and applicable state securities laws, unless and until (i) such Investor shall have notified the Company of the proposed transfer, disposition or pledge and shall have furnished the Company with a statement of the circumstances surrounding the proposed transfer, disposition or pledge and (ii) if reasonably requested by the Company and at the expense of each Investor or its transferee, such Investor shall have furnished to the Company an opinion of counsel reasonably satisfactory (as to counsel, which in the case of the Equity Investors, may include internal counsel, and as to substance) to the Company and its counsel that such proposed transfer, disposition or pledge may be made without registration of such Shares under the 1933 Act and applicable state securities laws.

     3.7   Legends; Stop Transfer.
           ----------------------
           (a) Each Investor acknowledges that all certificates evidencing the Shares shall bear the following legend:


                             "TRANSFER RESTRICTED
                             -------------------

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state Securities Laws and may not be offered or sold except in compliance therewith.

          The securities represented by this certificate are subject to the terms and conditions, including certain restrictions on transfer, of an Investors' Agreement dated as of January 21, 1998, as amended from time to time, and none of such securities, or any interest therein, shall be transferred, pledged, encumbered or otherwise disposed of except as provided in that Agreement. A copy of the Investors' Agreement is on file with the Secretary of the Company and will be mailed to any properly interested person without charge within five (5) days after receipt of a written request."

          (b) The certificates evidencing the Shares shall also bear any legend required by any applicable state securities law.

          (c) In addition, the Company shall make a notation regarding the restrictions on transfer of the Shares in its stock books, and the Shares shall be transferred on the books of the Company only if transferred or sold pursuant to an effective registration statement under the 1933 Act and applicable state securities laws covering such Shares or pursuant to and in compliance with the provisions of Section 3.6(h) hereof. All common stock of the Company and/or the Surviving Corporation hereafter issued to any Investor shall bear the same endorsement, shall be subject to all the terms and conditions of this Agreement, and for all purposes shall be deemed shares of "Common Stock" hereunder. A copy of this Agreement, together with any amendments thereto, shall remain on file with the Secretary of the Company and shall be available for inspection to any properly interested person without charge within five days after the Company's receipt of a written request therefor.

    3.8  Definition of Shares.  Notwithstanding anything to the contrary
         --------------------
contained herein, each Investor hereby acknowledges and agrees that each representation and warranty made in this Article III is made with respect to Shares purchased pursuant to this Agreement and shares of capital stock in the Surviving Corporation issued in the Merger for the Shares purchased hereunder.

   3.9  Brokers.  No broker, investment banker, financial advisor or other
        -------
person or entity is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Investor or any of its affiliates.


                       ARTICLE IV

           Conditions to Obligations of the Investors at Closing
           ----------------------------------------------------

     The obligations of each Investor under Article I of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

     4.1  Representations and Warranties.  The representations, warranties and
          ------------------------------
agreements of the Company contained in Article II hereof shall be true on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date.

     4.2  Performance by the Company.  The Company shall have performed in all
          --------------------------
material respects all of its obligations and shall have materially complied with each and all of its covenants required to be performed or complied with by it on or before the Closing Date.

     4.3  Qualifications.  All authorizations, approvals or permits, if any,
          --------------
of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.


                         ARTICLE V

          Conditions to Obligations of the Company at Closing
          ---------------------------------------------------

     The obligations of the Company under Article I of this Agreement are subject to the fulfillment on or before the Closing Date of each of the following conditions:

     5.1  Representations.  The representations, warranties and agreements of
          ---------------
the Investors contained in Article III hereof shall be true on and as of the Closing Date with the same force and effect as if they had been made on the Closing Date.

    5.2  Performance.  Each Investor shall have performed in all material
         -----------
respects all of its obligations and shall have materially complied with each and all of its covenants required to be performed or complied with by it on or before the Closing Date, including without limitation the execution and delivery of the agreements and undertakings provided for in this Agreement.

   5.3  Qualifications.  All authorizations, approvals or permits, if any, of
        --------------
any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing Date.


                              ARTICLE VI

                     Mutual Conditions Precedent
                     ----------------------------

     The obligations of the Company and of each Investor under Article I of this Agreement are subject to the fulfillment on or before the Closing Date of the following conditions:

     6.1  Investors' Agreement.  The Company and each of the Investors
          --------------------
identified on Exhibits A and B shall have executed and delivered the Investors'
           -------------------
Agreement in substantially the form attached as Exhibit C hereto.
                                                ---------

    6.2   Merger Conditions.  All conditions precedent to the Closing of the
          -----------------
Merger shall have been performed or waived as of the Closing Date in accordance with the terms of the Merger Agreement.

    6.3  Simultaneous Purchase.  Each Investor listed on Exhibits A and B
         ---------------------                           ----------------
hereto shall have simultaneously purchased at the Closing the number of Shares set forth opposite each Investor's name for the consideration specified.


                              ARTICLE VII

                          Use of Proceeds
                          ---------------

     The cash proceeds from the sale of the Shares hereunder will be used to provide the Company with funds for certain of the payments which are required to be made by the Company in connection with the Transaction.


                        ARTICLE VIII

                       Miscellaneous
                       -------------

     8.1  Termination.  (a)  This Agreement may be terminated (as to the party
          -----------
electing so to terminate it) at any time prior to the Closing Date:

          (i) by any party hereto if the Merger shall not have been consum-mated by the close of business on January 31, 1998;

          (ii) by an Investor if any of the conditions specified in Article IV or VI of this Agreement have not been met or waived by it pursuant to the terms of this Agreement by the Closing Date, or at such earlier date that it becomes apparent that any such condition can no longer be satisfied; or

          (iii)     by the Company if any of the conditions specified in
Article V or VI of this Agreement have not been met or waived by it pursuant to the terms of this Agreement by the Closing Date or at such earlier date that it becomes apparent that any such condition can no longer be satisfied.

          (b) If the Merger shall not have been consummated by the close of business on January 22, 1998, the funds delivered by the Investors shall be delivered to and held by an escrow agent, on terms which are reasonably acceptable to Investors holding a majority of the funds contributed.

     8.2  No Waiver; Modifications in Writing.  No failure or delay on the
          -----------------------------------
part of the Company or the Investors in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Company or each Investor at law or in equity or otherwise. No waiver of or consent to any departure by the Company from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, provided that notice of any such waiver shall be given to each party hereto as set forth below. This Agreement, together with the Exhibits hereto, sets forth the entire understanding of the parties and supersedes all prior agreements, arrangements and communications, whether oral or written, with respect to the subject matter hereof. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of the Company and each Investor. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Company from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or by or demand to or on the Company in any case shall entitle or obligate the Company to any other or further notice or demand in similar or other circumstances.

     8.3  Notices.  All notices and other communications necessary or
          -------
contemplated under this Agreement shall be in writing and shall be delivered in the manner specified herein. All notices shall be deemed to have been duly given upon confirmation by telecopy if delivered by telecopy or by hand, or one day after sending by overnight delivery service, or five days after sending by certified mail, postage prepaid, return receipt requested to the respective addresses of the parties set forth below:

         (a)    for notices and communications to the Company:

                    Thomas H. Lee Company
                    75 State Street
                    Boston, Massachusetts  02109
                    Fax:  (617) 227-3514
                    Attention:  Anthony J. DiNovi


               with a copy to:

                    Skadden, Arps, Slate, Meagher & Flom LLP
                              919 Third Avenue
                    New York, New York 10022
                    Fax:  (212) 735-2000
                    Attention:  Eric L. Cochran, Esq.

        (b)  for notices and communications to (i) each Equity
   Investor, to its address as set forth under each Equity
   Investor's name in Exhibit A, and (ii) each Individual
                      ---------
   Investor, to his attention in care of Thomas H. Lee
   Company.

By notice complying with the foregoing provisions of this Section 8.3, each party shall have the right to change the notice address for future notices and communications to such party.

     8.4  Costs, Expenses and Taxes.  The Company shall pay the Company's and
          --------------------------
each Investor's costs and expenses incurred in connection with this Agreement and the Investors' Agreement, any amendment or supplement to or modification of any of the foregoing, and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith. The Company shall pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement or the original issuance of the Shares but excluding all federal, state and local income or similar taxes and shall save and hold each Investor harmless from and against any and all liabilities with respect to or resulting from any delay in paying, or omission to pay, such taxes. The Company shall bear all expenses of shipping certificates evidencing the Shares (including, without limitation, insurance expenses) from the location of the Closing to such other places within the United States of America as the Investor shall specify.

     8.5  Execution of Counterparts.  This Agreement may be executed in any
          -------------------------
number of counterparts and by different parties hereto on separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which, taken together, shall constitute but one and the same Agreement.

    8.6  Binding Effect; Assignment.  The rights and obligations of any or
         --------------------------
all of the Investors under this Agreement may not be assigned to any other person. Except as expressly provided in this Agreement, this Agreement shall not be construed so as to confer any right or benefit upon any person other than the parties to this Agreement, and their respective successors and assigns. This Agreement shall be binding upon the Company and each of the Investors, and their respective successors and assigns.

    8.7  Governing Law.  This Agreement shall be governed by the laws of the
         -------------
State of Delaware (regardless of the laws that might otherwise govern under applicable Delaware principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

    8.8  Severability of Provisions.  Any provision of this Agreement which is
         --------------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

    8.9  Exhibits and Headings.  The Exhibits to this Agreement shall be
         ---------------------
deemed to be a part of this Agreement. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

    8.10  Injunctive Relief.  Each of the parties to this Agreement hereby
          -----------------
acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy at law. Each of the parties therefore agrees that, in the event of a breach of any material provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

    8.11  Attorneys' Fees.  In any action or proceeding brought to enforce any
          ---------------
provision of this Agreement or the Investors' Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

   8.12  Survival of Agreements, Representations and Warranties.  All
         ------------------------------------------------------
agreements, representations and warranties contained herein or made in writing by or on behalf of the Company or each Investor, as the case may be, in connection with the transactions contemplated by this Agreement shall survive the execution and delivery of this Agreement and the sale and purchase of the Shares of payment therefor.
                       *     *     *     *     *     *








                       INVESTORS SUBSCRIPTION AGREEMENT
                          COUNTERPART SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument as of the date first above written.

                              FSI MERGER CORP.



                              By:  /s/ Anthony J. DiNovi
                                 -----------------------------------------
                                 Name: Anthony J. DiNovi
                                 Title:









                       INVESTORS SUBSCRIPTION AGREEMENT
                          COUNTERPART SIGNATURE PAGE


     IN WITNESS WHEREOF, the parties have executed this Agreement as an instrument as of the date first above written.

THL Equity Shareholders:

                    THOMAS H. LEE EQUITY FUND III, L.P.


                    By:  THL Equity Advisors III Limited
                         Partnership, as General Partner

                    By:  THL Equity Trust III,
                         as General Partner


                    By:  /s/ Anthony J. DiNovi
                         ---------------------------------
                         Name: Anthony J. DiNovi
                         Title:



                    THOMAS H. LEE FOREIGN FUND III, L.P.


                    By:  THL Equity Advisors III Limited
                         Partnership, as General Partner

                    By:  THL Equity Trust III,
                         as General Partner


                    By:  /s/ Anthony J. DiNovi
                         --------------------------------
                         Name: Anthony J. DiNovi
                         Title:






                         THL FSI EQUITY INVESTORS, L.P.


                         By: THL Equity Advisors III Limited Partnership, as General Partner

                         By:  THL Equity Trust III,
                              as General Partner


                         By:  /s/ Anthony J. DiNovi
                              ---------------------------
                              Name: Anthony J. DiNovi
                              Title:


                         THL-CCI LIMITED PARTNERSHIP



                         By:  THL Investment Management Corp.
                              as General Partner



                         By:  /s/ Anthony J. DiNovi
                              ----------------------------
                              Name: Anthony J. DiNovi



DLJ Entities' Shareholders:


                    DLJ MERCHANT BANKING PARTNERS II, L.P.


                    By:  DLJ Merchant Banking II, Inc.,
                         as managing general partner


                    By:  /s/ Thompson Dean
                         -------------------------------
                         Name: Thompson Dean
                         Title:



                    DLJ MERCHANT BANKING PARTNERS II-A, L.P.


                    By:  DLJ Merchant Banking II, Inc.,
                         as managing general partner


                    By:  /s/ Thompson Dean
                         -------------------------------
                         Name: Thompson Dean
                         Title:



                    DLJ OFFSHORE PARTNERS II, C.V.


                    By:  DLJ Merchant Banking II, Inc.,
                    as advisory general partner

                    By:  /s/ Thompson Dean
                         -------------------------------
                         Name: Thompson Dean
                         Title:








                    DLJ DIVERSIFIED PARTNERS, L.P.


                    By:  DLJ Diversified Partners, Inc.,
                         as managing general partner





                    By:  /s/ Thompson Dean
                         -------------------------------
                         Name: Thompson Dean
                         Title:



                    DLJ DIVERSIFIED PARTNERS - A, L.P.


                    By:  DLJ Diversified Partners, Inc.,
                         as managing general partner


                    By:  /s/ Thompson Dean
                         -------------------------------
                         Name: Thompson Dean
                         Title:



                    DLJ MILLENNIUM PARTNERS, L.P.


                    By:  DLJ Merchant Banking II, Inc.,
                         as managing general partner


                    By:  /s/ Thompson Dean
                         -------------------------------
                         Name: Thompson Dean
                         Title:





                    DLJ MILLENNIUM PARTNERS - A, L.P.


                    By:  DLJ Merchant Banking II, Inc.,
                         as managing general partner


                    By:  /s/ Thompson Dean
                         ----------------------------------------
                         Name: Thompson Dean
                         Title:



                    DLJMB FUNDING II, INC.


                    By:  /s/ Thompson Dean
                         ----------------------------------------
                         Name: Thompson Dean
                         Title:



                    UK INVESTMENT PLAN 1997 PARTNERS


                    By:  Donaldson, Lufkin & Jenrette Inc.,
                         as general partner




                    By:  /s/ Thompson Dean
                         ----------------------------------------
                         Name: Thompson Dean
                         Title:





                    DLJ EAB PARTNERS, L.P.


                    By:  DLJ LBO Plans Management Corporation,
                         as managing general partner


                    By:  /s/ Thompson Dean
                         ----------------------------------------
                         Name: Thompson Dean
                         Title:


                    DLJ ESC II, L.P.


                    By:  DLJ LBO Plans Management Corporation,
                         as general partner


                    By:  /s/ Thompson Dean
                         ----------------------------------------
                         Name: Thompson Dean
                         Title:


                    DLJ FIRST ESC, L.P.


                    By:  DLJ LBO Plans Management Corporation,
                         as general partner


                    By:  /s/ Thompson Dean
                         ----------------------------------------
                         Name: Thompson Dean
                         Title:


                         The address for each of the DLJ Entities
                    listed above is:

                         c/o DLJ Merchant Banking II, Inc.
                         277 Park Avenue
                         New York, New York  10172
                         Fax:  (212) 892-7272




                    CHASE EQUITY ASSOCIATES, L.P.


                    By:  Chase Capital Partners


                    By:  /s/ Michael Blott
                         ----------------------------------------
                         Name: Michael Blott


                         Title: Executive Partner

                         Address:

                              380 Madison Avenue
                              New York, NY  10017




Merrill Lynch Entities:

                    ML IBK POSITIONS, INC.


                    By:  /s/ James V. Caruso
                         ----------------------------------------
                         Name: James V. Caruso
                         Title: Vice President



                    KECALP INC.


                    By:  /s/ Robert Tully
                         ----------------------------------------
                         Name:  Robert Tully
                         Title: Vice President and
                                Treasurer



                    MERRILL LYNCH KECALP L.P. 1997

                    By:  KECALP Inc., as general partner

                    By:  /s/ Robert Tully
                         ----------------------------------------
                         Name:  Robert Tully
                         Title: Vice President and
                                Treasurer


                         The address for each of the Merrill Lynch Entities listed above is:

                              255 Liberty Street
                              New York, NY  10080
                              Fax:  (212) 236-7584


Individual Shareholders:


                         By:  /s/ David V. Harkins
                              --------------------------------
                              Name: David V. Harkins


                         By:  /s/ Sheryll J. Harkins
                              --------------------------------
                              Name: The 1995 Harkins Gift Trust


                         By:  /s/ Thomas R. Shepherd
                              --------------------------------
                              Name: Thomas R. Shepherd
                                    Money Purchase Pension Plan


                         By:  /s/ Scott A. Schoen
                              ----------------------
                              Name: Scott A. Schoen


                         By:  /s/ C. Hunter Boll
                              ----------------------
                              Name: C. Hunter Boll


                         By:  /s/ Scott M. Sperling
                              -----------------------
                              Name: Scott M. Sperling


                         By:  /s/ Sperling Family Limited
                              ---------------------------
                              Partnership
                              -----------
                              Name: Sperling Family Limited
                                          Partnership


                         By:  /s/ Anthony J. DiNovi
                              -----------------------
                              Name: Anthony J. DiNovi


                         By:  /s/ Thomas M. Hagerty
                              -----------------------
                              Name: Thomas M. Hagerty




                         By:  /s/ Warren C. Smith, Jr.
                              -------------------------
                              Name: Warren C. Smith,Jr.




                         By:  /s/ Seth W. Lawry
                              ---------------------
                              Name: Seth W. Lawry


                         By:  /s/ Joseph J. Incandela
                              -------------------------
                              Name: Joseph J. Incandela


                         By:  /s/ Kent R. Weldon
                              ---------------------
                              Name: Kent R. Weldon


                         By:  /s/ Terrence M. Mullen
                              ------------------------
                              Name: Terrence M. Mullen


                         By:  /s/ Todd M. Abbrecht
                              ------------------------
                              Name: Todd M. Abbrecht


                         By:  /s/ Wendy L. Masler
                              ------------------------
                              Name: Wendy L. Masler


                         By:  /s/ THL-CCI Limited Partnership
                              --------------------------------
                              Name:  THL-CCI Limited Partnership
                                   By: Wendy L. Master
                                   Title: Vice President



                         By:  /s/ Andrew D. Flaster
                              ------------------------
                              Name: Andrew D. Flaster




                         By:  /s/ Kristina A. Watts
                             ---------------------------
                              Name: First Trust Co. FBO
                                          Kristina A. Watts


                         By:  /s/ Charles Robins
                             ----------------------------
                              Name: Charles Robins


                         By:  /s/ James Westra
                             ----------------------------
                              Name: James Westra


                         By:  /s/ Charles A. Brizius
                              -----------------------
                              Name: Charles A. Brizius






SCHEDULE I


CERTAIN NAMED INDIVIDUAL INVESTORS
----------------------------------


David V. Harkins
The 1995 Harkins Gift Trust
Thomas R. Shepherd Money Purchase Pension Plan (Keogh)
Scott A. Schoen
C. Hunter Boll
Scott M. Sperling
Sperling Family Limited Partnership
Anthony J. DiNovi
Thomas M. Hagerty
Warren C. Smith, Jr.
Seth W. Lawry
Joseph J. Incandela
Kent R. Weldon
Terrence M. Mullen
Todd M. Abbrecht
Wendy L. Masler
Andrew D. Flaster
First Trust Co. FBO Kristina A. Watts
Charles W. Robins
James Westra
Charles A. Brizius








EXHIBIT A -- INVESTORS STOCK SUBSCRIPTION AGREEMENT
---------

              NUMBER OF SHARES PURCHASED BY EACH EQUITY INVESTOR
             --------------------------------------------------




              Stockholder                                Number of Shares                     Number of Shares
                                                             of Voting                           of Non-Voting
                                                          Common Stock                         Common Stock

Thomas H. Lee Equity Fund III, L.P.                          2,409,525                                    0
c/o Thomas H. Lee Co.
75 State Street
Boston, MA  02109

Thomas H. Lee Foreign Fund III, L.P.                           149,094                                    0
c/o Thomas H. Lee Co.
75 State Street
Boston, MA  02109

THL FSI Equity Investors, L.P.                               1,210,587                                    0
c/o Thomas H. Lee Co.
75 State Street
Boston, MA  02109

THL-CCI Limited Partnership                                    148,392                                    0
c/o  Thomas H. Lee Co.
75 State Street
Boston, MA  02109

DLJ Merchant Banking Partners II, L.P.                         762,579                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ Merchant Banking Partners II-A, L.P.                        30,369                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ Offshore Partners II, C.V.                                  37,500                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ Diversified Partners, L.P.                                  44,584                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ Diversified Partners - A, L.P.                              16,557                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ Millennium Partners, L.P.                                   12,330                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ Millennium Partners - A, L.P.                                2,405                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJMB Funding II, Inc.                                         135,393                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

UK Investment Plan 1997 Partners                                20,176                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ EAB Partners, L.P.                                           3,424                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ ESC II, L.P.                                                143,803                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

DLJ First ESC, L.P.                                               1,467                                    0
c/o DLJ Merchant Banking II, Inc.
277 Park Avenue
New York, NY  10172

Chase Equity Associates, L.P.                                         0                              807,058
270 Park Avenue
New York, NY  10172

Merrill Lynch KECALP L.P. 1997                                  194,674                                    0
c/o KECALP Inc.
225 Liberty Street
New York, NY  10080

KECALP Inc.                                                      37,081                                    0
225 Liberty Street
New York, NY  10080

ML IBK Positions, Inc.                                           10,363                                    0
Joseph S. Valenti
c/o ML IBK Positions, Inc.
225 Liberty Street
New York, NY  10080-6114

TOTAL                                                         5,370,303                              807,058
-----









EXHIBIT B -- INVESTORS STOCK SUBSCRIPTION AGREEMENT
---------

              Stockholder                                  Number of
              -----------                                  of  Voting
Shares                                                   Common Stock
                                                         ------------
David V. Harkins                                               17,996
The 1995 Harkins Gift Trust                                     2,000
Thomas R. Shepherd Money Purchase Pension Plan (Keogh)          6,249
Scott A. Schoen                                                11,997
C. Hunter Boll                                                 11,997
Scott M. Sperling                                               5,999
Sperling Family Limited Partnership                             3,999
Anthony J. DiNovi                                               9,998
Thomas M. Hagerty                                               9,998
Warren C. Smith, Jr.                                            9,998
Seth W. Lawry                                                   2,999
Joseph J. Incandela                                             2,499
Kent R. Weldon                                                  1,500
Terrence M. Mullen                                                750
Todd M. Abbrecht                                                  750
Wendy L. Masler                                                   415
Andrew D. Flaster                                                 415
First Trust Co. FBO Kristina A. Watts                             415
Charles W. Robins                                                 415
James Westra                                                      415
Charles A. Brizius                                                750


TOTAL                                                         101,554
-----                                                         -------







                                  EXHIBIT C
                                 ---------



(INVESTORS' AGREEMENT)